Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of September 10, 2026, by and between Glucotrack, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), and the investors named on the signature pages annexed hereto (collectively, the “Investors”).

BACKGROUND

A. The board of directors (the “Board of Directors”) of the Company has authorized the issuance to the Investors of certain Notes (as defined below) and Warrants (as defined below).

B The Investor desires to purchase the Note on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Aggregate Outstanding Amount” means the sum of (a) the outstanding Principal Amount plus (b) the aggregate accrued and unpaid interest and all other amounts owing to the Investor under the Note as of the applicable measurement date.

“Aggregate Principal Amount” means the aggregate principal amount of the Note as set forth on the signature page hereto executed by the Investor.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Capital Event” means either (i) the Company’s amendment of its certificate of incorporation to increase the authorized share capital of the Company to an amount sufficient to cover issuances contemplated by the Transaction Documents or (ii) the Company’s amendment of its certificate of incorporation to implement a reverse stock split.

“Disclosure Schedules” means the disclosure schedules delivered by the Company to the Investor concurrently with the execution and delivery of this Agreement.

“Exchange Cap” means the maximum number of Investor Shares that may be issued pursuant to this Agreement, the Notes and the Warrants, which number shall be equal to 19.99% of the number of shares of Common Stock outstanding immediately prior to the execution of this Agreement (as adjusted for any stock dividend, stock split, stock combination, reclassification, or similar transaction occurring after the date hereof), such limitation being intended to comply with the stockholder approval requirements of Nasdaq Listing Rule 5635(d). For the avoidance of doubt, the Exchange Cap shall not apply if the Company has obtained Stockholder Approval to issue shares in excess of the Exchange Cap in accordance with Nasdaq Listing Rule 5635(d).

“Exempted Securities” means (a) equity securities issued by reason of a dividend, stock split, split-up or other distribution on Common Stock, (b) Common Stock or rights, warrants or options to purchase Common Stock issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (“Equity Plans”), (c) Common Stock or rights, warrants or options to purchase Common Stock issued to a seller of stock or assets to the Company or any of its subsidiaries as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, (d) Common Stock or rights, warrants or options to purchase Common Stock issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction resulting in aggregate proceeds, in a single or multiple transactions, not to exceed $100,000, (e) securities issued upon the exercise or exchange of or conversion of any Securities or Exempted Securities issued hereunder and/or rights or other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement as disclosed on Schedule 1 hereto, provided that such rights and securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities; (f) securities issued in connection with the Existing ELOC or a Registered Public Offering; or (g) securities issued in connection with a merger, acquisition or other strategic transaction approved by the Company’s independent directors; provided, further, that, notwithstanding the foregoing, the securities described in clause (f) above shall not constitute “Exempted Securities” for purposes of Section 3.4(a) of the Note (governing adjustments to the Conversion Price upon a Dilutive Issuance), and any issuance of such securities at a price per share below the then-applicable Conversion Price shall be subject to the Dilutive Issuance adjustment provisions of the Note, notwithstanding the treatment of such securities as Exempted Securities for all other purposes under this Agreement, including, without limitation, Section 5.10.

“Existing ELOC” means that certain equity line of credit or purchase agreement to which the Company is a party as of the date of this Agreement, pursuant to which the Company may sell shares of Common Stock or Common Stock Equivalents to the counterparty thereto (or its Affiliates) over time at a future determined price or price formula.

“Initial Proxy” means the initial proxy statement filed by the Company with the SEC for the purpose of obtaining Stockholder Approval.

“Funding Amount” shall mean, in respect of the Investor, the amount identified as such on the signature page hereto executed by the Investor.

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean, in respect of the Investor, the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.11(a).

“Investor Shares” means the Conversion Shares, the Warrant Shares and any other shares issued or issuable to the Investor pursuant to this Agreement, the Note or the Warrant, including the Penalty Shares.

“IP Rights” has the meaning set forth in Section 3.10.

“Joinder and Consent” means the Joinder and Consent, dated as of the Closing Date, among the Company, the Investors, the Collateral Agent and the Requisite Holders under the Security Agreement, pursuant to which the Investors become Secured Parties under the Security Agreement, the Notes and related obligations become Obligations secured thereunder on a pari passu basis with the other obligations secured thereby, and the existing secured parties consent to the foregoing.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities laws.

“Losses” has the meaning set forth in Section 5.11(a).

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, operations, results of operations or financial condition of the Company, or the Company and its Subsidiaries, taken as a whole or, (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Note; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Maximum Percentage” means 4.9%; provided, that the Investor may, at its sole discretion, increase the Maximum Percentage to 9.9% upon written notice to the Company.

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“New Securities” means, collectively, equity or debt securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity or debt securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity or debt securities.

“Note” has the meaning set forth in Section 2.1.

“OFAC” has the meaning set forth in Section 3.23.

“Offer Notice” has the meaning set forth in Section 10.2.

“Penalty Shares” has the meaning set forth in Section 5.16.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Dawson James Securities, Inc.

“Principal Amount” means the principal amount of the Note(s) as of the applicable date of determination.

“Proceedings” has the meaning set forth in Section 3.6.

“Registration Statement” means the registration statement on Form S-1 (or such other form as may then be available to the Company) required to be filed by the Company with the SEC pursuant to Section 5.8 covering the resale by the Investor of the Conversion Shares and the Warrant Shares, and shall also include any Piggyback Registration effected pursuant to Section 5.8, in each case including the related prospectus, and all amendments and supplements to such registration statement or prospectus (including pre-effective and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Registered Public Offering” means any public offering of Common Stock or Common Stock Equivalents pursuant to an effective registration statement filed with the SEC under the 1933.

“Required Effective Registration Date” means the date that is forty-five (45) days after the Closing Date.

“Required Filing Registration Date” means the date that is ten (10) days after the Closing Date.

“Required Initial Proxy Date” means the date that is thirty (30) days after the Closing Date.

“Required Minimum” means, as of any date of determination (including following the completion of a Capital Event), five hundred percent (500%) of the maximum aggregate number of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon conversion in full of the Note at the Conversion Price and any Warrant Shares issuable upon exercise in full of the Warrants, without giving effect to any conversion or exercise limits as set forth therein.

“Required Stockholder Meeting Date” means the date that is ninety (90) days after the Closing Date.

“Requisite Holders” means the holders of more than fifty percent (50%) of the Securities issued in connection with the Transaction Documents.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1933 Act and the 1934 Act, including pursuant to Sections 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such reports), including the exhibits thereto and documents incorporated by reference therein.

“Securities” means the Note, the Warrants and the Investor Shares.

“Security Agreement” means that certain Security Agreement, dated as of July 14, 2026, originally among the Company, White Lion Capital LLC, as the collateral agent for the Secured Parties (the “Collateral Agent”), and the secured parties party thereto, pursuant to which the Company granted a security interest in substantially all of its assets to secure the obligations described therein, as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the Joinder and Consent.

“Securities Termination Event” means either of the following has occurred:

(a) trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

(b) a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Stockholder Meeting” means a meeting of the stockholders of the Company, or any adjournment or postponement thereof, called for the purpose of obtaining Stockholder Approval.

“Stockholder Approval” means the majority approval of the holders of the requisite number of the outstanding shares of Common Stock to ratify and approve the issuance of Investor Shares pursuant to the Transaction Documents in excess of the Exchange Cap, pursuant to a proxy statement to be filed by the Company in accordance with Section 5.9 and Nasdaq Listing Rule 5635(d).

“Subsidiaries” and “Subsidiary” have the meaning set forth in Section 3.4(b).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Global Market or the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Note, the Warrant, the Transfer Agent Instruction Letter, the Security Agreement, the Joinder and Consent, and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Warrants” has the meaning ascribed to it in Section 5.19.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Transfer Agent” means VStock Transfer, LLC. with an address at 18 Lafayette Pl, Woodmere, NY 11598.

“Transfer Agent Instruction Letter” means a letter of irrevocable instructions addressed by the Company to the Transfer Agent, acceptable to the Investor in its sole discretion.

“Voting Support Agreement” means a voting and support agreement, substantially in the form attached hereto as Exhibit C, by and between the Investor and each Person required by the Investor, pursuant to which such Person agrees, with respect to all shares of Common Stock and other voting securities of the Company now owned or hereafter acquired by such Person (other than any Investor Shares), to vote (or cause to be voted) all such shares and securities in favor of the transactions contemplated by the Transaction Documents (including, without limitation, the Stockholder Approval) and against any action, proposal, transaction or agreement that would impede, delay, or adversely affect the consummation thereof.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is traded on OTCQB or OTCQX, the volume weighted average sales price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2. PURCHASE AND SALE OF THE NOTE AND WARRANTS.

2.1 Purchase and Sale of the Note and Warrants. Subject to the terms and conditions set forth herein, including, without limitation, those set forth in Section 6.1 hereof, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, a senior secured convertible promissory note, in the form attached hereto as Exhibit A (the “Note”), in the principal amount set forth on the signature page hereto executed by the Investor and the Warrants. The Note shall be funded in a single tranche, subject to usual and customary closing conditions, such as volume limitations, to be set forth in the definitive documents. The principal amount of the Note includes an original issue discount of twenty-two percent (22%) (the “OID”). The Note shall bear interest at a rate of eight percent (8%) per annum. The Note shall mature nine (9) months from the Closing Date. The Company acknowledges and agrees that the OID (i) shall not be funded, but shall be deemed to be fully earned at the Closing, and (ii) shall not reduce the principal amount of the Note.

2.2 Closings. The closing and funding of the Note shall occur in one closing (a “Closing”), with the date upon which the Closing occurs being referred to as the “Closing Date.”

Subject to the terms and conditions set forth herein, the Closing, including payment for and delivery of the Note and funding thereof, shall take place remotely via the exchange of documents and signatures.

2.3 Priority of Obligation. As an inducement for the Investor to enter into this Agreement and to purchase the Note, all obligations of the Company pursuant to this Agreement and the Note until repaid or otherwise satisfied shall be senior in payment to any subsequent Indebtedness (as defined in the Note).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the SEC Reports or the Disclosure Schedules, the Company represents and warrants to the Investor and covenants with the Investor that, the following representations and warranties are true and correct that as of the date hereof and as of the Closing Date:

3.1 Organization and Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2 Authorization; Enforcement; Compliance with Other Instruments. The Company and each Subsidiary has the requisite corporate power and authority to execute the Transaction Documents, and if applicable, to issue and sell the Note pursuant hereto, and to perform its obligations under the Transaction Documents, including issuing the Investor Shares on the terms set forth in this Agreement. The execution and delivery of the Transaction Documents by the Company and each Subsidiary and the issuance and sale of the Securities by the Company pursuant hereto have been duly and validly authorized by the Company’s Board of Directors, or member(s), as applicable and no further consent or authorization is required by the Company, the Company’s Board of Directors, its shareholders or members or any other Person in connection therewith, assuming the accuracy of the Investor’s representations in Section 4, and except such as have been waived and other than such filings as are required to be made under applicable Laws. The Transaction Documents have been duly and validly executed and delivered by the Company to which they are a party and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3 No Conflicts. Except as set forth in Schedule 3.3 of the Disclosure Schedules, the execution, delivery and performance of the Transaction Documents by the Company and each Subsidiary and the issuance and sale of the Note hereunder will not (a) conflict with or result in a violation of the Company’s Certificate of Incorporation or By-laws, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of the Subsidiaries is a party, or (c) violate in any material respect any Law applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Except as set forth in Schedule 3.3 of the Disclosure Schedules, and assuming the accuracy of the Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 6, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the issuance of the Note and the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Note), and (ii) the issuance of the Note and the issuance of the Conversion Shares upon the conversion of the Note will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

3.4 Capitalization and Subsidiaries.

(a) As of the date hereof, 798,390 shares of Common Stock are issued and outstanding. The Conversion Shares and Warrant Shares, when issued in accordance with the terms of the applicable Transaction Documents, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. No Common Stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company’s Certificate of Incorporation and By-Laws are true and correct copies of the Company’s Certificate of Incorporation and By-Laws as in effect as of the date hereof. The Company is not in violation of any provision of the Company’s Certificate of Incorporation and By-Laws nor is any Subsidiary in violation of its organization documents.

(b) As disclosed in the SEC Reports, the Company has certain direct and indirect subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”). No Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests. Each Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of formation, except to the extent that the failure to be in good standing would not have a Material Adverse Effect, and has all requisite power and authority to own its properties and to carry on its business as now being conducted.

(c) Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act. There are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. Except as disclosed in the SEC Reports, there will be no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note or the Investor Shares. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d) Except as disclosed in the SEC Reports, the issuance and sale of any of the Securities will not obligate the Company to issue Common Stock or other securities to any Person other than the Investor and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

3.5 Financial Statements.

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Sections 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such reports) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(b) Since the date of the most recent SEC Report filed by the Company, there has been no change in the assets, liabilities, financial condition or operations of the Company from that reflected in the financial statements included in such SEC Report, except changes in the ordinary course of business that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Except as disclosed in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6 Litigation and Regulatory Proceedings. Except as disclosed in the SEC Reports or Schedule 3.6 of the Disclosure Schedules, there are no actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such, which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect; and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7 No Undisclosed Events, Liabilities or Developments. Except for the issuance of the Securities contemplated by this Agreement or as disclosed in the SEC Reports or Schedule 3.7 of the Disclosure Schedules, no event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws and which has not been publicly announced.

3.8 Compliance with Law. Except as disclosed in the SEC Reports, the Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws.

3.9 Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

3.10 Intellectual Property Rights. The Company and each Subsidiary owns or possesses or can acquire on reasonable terms adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) used in or reasonably necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary has received any notice alleging that it is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No written notice of a claim has been received by, and no Proceeding is pending against, the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.11 Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval.

3.12 Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property (other than IP Rights, which is addressed in Section 3.10) owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects except as disclosed in the SEC Reports. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.13 Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14 Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15 No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or would reasonably be expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

3.16 Taxes. The Company and the Subsidiaries each has made or filed, or caused to be made or filed, all United States federal, and applicable state, local and non-U.S. tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim.

3.17 Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement, (a) the Company’s book value of its assets exceeds the Company’s book value of existing debts and other liabilities (ignoring any potential contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets at book value, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt at book value when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed in the SEC Reports, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

3.18 Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.19 Certain Transactions. Other than as disclosed in the SEC Reports, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand, of the type that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.20 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Note pursuant to this Agreement.

3.21 Acknowledgment Regarding the Investor’s Purchase of the Note. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Note, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its shareholders. The Company is entering into this Agreement and is issuing and selling the Note voluntarily. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Note and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Note or any other transaction contemplated hereby.

3.22 No Brokers’, Finders’ or Other Advisory Fees or Commissions. No brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Note or any of the other transactions contemplated by this Agreement, other than fees and commissions payable to the Placement Agent. In connection with the Offering, the Company has agreed to pay the Placement Agent (a) a cash placement fee equal to seven percent (7%) of the gross proceeds received by the Company from the sale of the Securities, (b) warrants (the “Placement Agent’s Warrants”) to purchase that number of shares of Common Stock equal to four percent (4.0%) of the aggregate number of shares of Common Stock initially issuable upon conversion in full of the Notes issued to the Investors at the Closing, calculated using the initial Conversion Price, which Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period from the Closing Date, at a price per share equal to one hundred twenty-five percent (125%) of the initial Conversion Price, and (c) reimbursement of the Placement Agent’s actual accountable expenses, including legal and diligence expenses, in an aggregate amount not to exceed $50,000.

3.23 OFAC. None of the Company nor any of the Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.24 No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.25 Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of association and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the best knowledge of the Company, pending, threatened or contemplated.

3.26 Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and the SEC Reports) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.27 Available Common Stock. The Company has sufficient authorized but unissued shares of Common Stock available for issuance in connection with the transactions contemplated by this Agreement, or shall complete a Capital Event promptly following the Closing Date to ensure sufficient authorized shares are available.

3.28 Indebtedness. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary has any outstanding Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

3.29 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Company makes no other representations or warranties to the Investor.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

4.1 Organization and Qualification. Such Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its association or formation.

4.2 Authorization; Enforcement; Compliance with Other Instruments. Such Investor has the requisite power and authority to enter into the Transaction Documents and to perform its obligations thereunder. The execution and delivery by the Investor of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body, as necessary, and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of a Note by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, if applicable, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of a Note and the other transactions contemplated by this Agreement.

4.4 Investment Intent; Accredited Investor. The Investor is purchasing its Note for its own account, for investment purposes, and not with a view towards distribution. Such Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. Such Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in its Note and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time. Such Investor is not an entity formed for the specific purpose of acquiring its Note and the Investor Shares.

4.5 Acknowledgement of Risk; Opportunity to Discuss. The Investor acknowledges that an investment in the Company is speculative and subject to numerous risks. The Investor has received all materials relating to the business, finance and operations of the Company and the Subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and the Subsidiaries with the Company’s management. In making its investment decision, the Investor has relied solely on its own due diligence performed on the Company by its own representatives.

4.6 Restricted Securities. The Investor understands that its Notes and the Investor Shares are being offered in a transaction not involving any public offering within the meaning of the 1933 Act and that its Note and the Investor Shares have not been registered under the 1933 Act. The Investor understands that its Notes and the Investor Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the 1933 Act, except (i) to the Company or a Subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the 1933 Act or (iii) pursuant to an applicable exemption from the registration requirements of the 1933 Act, and, in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry position or certificates representing its Notes or Investor Shares shall contain a notation or restrictive legend, as applicable, to such effect substantially in the form attached hereto as Exhibit A, and as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of its Notes or Investor Shares and may be required to bear the financial risk of an investment in its Notes and Investor Shares for an indefinite period of time. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of its Notes or Investor Shares.

4.7 No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

5. OTHER AGREEMENTS OF THE PARTIES.

5.1 Restrictions on Transfer. The Investor Shares, when issued, will be restricted and book-entry positions or certificates relating to the same shall bear a restrictive legend unless sold pursuant to an effective registration statement or an applicable exemption from the registration requirements of the 1933 Act.

5.2 Furnishing of Information. For a period of three years from the date hereof, the Company will prepare and furnish to the Investor such information regarding the Company as the Investor may reasonably request from time to time in connection with any proposed transfer of Investor Shares. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Investor Shares without registration under the 1933 Act within the limitation of applicable exemptions.

5.3 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor.

5.4 Notification of Certain Events. The Company shall give prompt written notice to the Investor of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (b) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

5.5 Available Shares. The Company shall at all times keep authorized and available for issuance, free of preemptive rights, the Required Minimum of Common Stock; provided, that the Company’s obligation under this Section 5.5 shall become effective upon the completion of a Capital Event. If the Company determines at any time that it does not have a sufficient number of authorized Common Stock to keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to complete a Capital Event to increase the number of authorized Common Stock available for issuance.

5.6 Use of Proceeds. The Company will use the proceeds from the sale of the Note to fund its general working capital and to re-pay certain liabilities as set forth in Schedule 5.6 hereof.

5.7 Repayment from Proceeds. The Investor shall have the right to be repaid with one hundred percent (100%) of the proceeds raised from any of the following: asset sales, debt issuances, equity issuances, and non-refundable deposits received in connection with any asset sale, until the Aggregate Outstanding Amount and accrued interest under the Note is paid in full. The Company will notify the Investor no later than two (2) Business Days prior to the public announcement of any such transaction and provide the Investor the opportunity to exercise the right set forth in the preceding sentence; it being agreed, however, that, notwithstanding such notice to the Investor, the Company shall not be under an obligation to make a public announcement regarding such transaction until it is legally required to do so. The Company shall make such repayment to the Investor within three (3) Business Days following the Company’s receipt of any such proceeds, and the failure of the Company to make such repayment within such three (3) Business Day period shall constitute an Event of Default (as such term is defined in the Note).

5.8 Registration. The Company shall file the Registration Statement (or, if the Company has a registration statement on file with the SEC that has not yet been declared effective, the Company may add the Investor Shares to such existing registration statement) by the Required Filing Registration Date. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable. In addition, if at any time until the Investor Shares may be sold pursuant to Rule 144 without volume limitation, and provided the Note has been purchased by the Investor, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, or (v) a Registration Statement for an underwriting offering), then the Company shall give written notice of such proposed filing to the Investor as soon as practicable but not less than five (5) days before the anticipated filing date of such Registration Statement, which notice shall offer to the Investor the opportunity to register the sale of such number of Investor Shares as the Investor may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, include such Investor Shares in such Piggyback Registration.

5.9 Stockholder Approval. Within thirty (30) days of the Closing Date, the Company shall file a proxy statement with the SEC for the purpose of obtaining the Stockholder Approval for the issuance of Investor Shares in excess of the Exchange Cap pursuant to the Transaction Documents in accordance with Nasdaq Listing Rule 5635(d). The Company shall use its commercially best efforts to obtain the Stockholder Approval within ninety (90) days of the Closing Date.

5.10 Subsequent Equity Sales.

(a) From the Closing Date until ninety (90) days following the effective date of each of the Registration Statement and Stockholder Approval, the Company and any Subsidiary shall not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents other than Exempted Securities or (ii) file any registration statement or any amendment or supplement thereto, in each case other than (A) solely with respect to securities issued pursuant to any share or option plan duly adopted for such purpose by the Board of Directors or a committee of non-employee directors established for such purpose for services rendered to the Company or (B) a registration statement filed in connection with a Registered Public Offering.

(b) While the Note remains outstanding, the Company and its Subsidiaries shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction without the prior written consent of the Investor. Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. For purposes of this Agreement, “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell shares of Common Stock or Common Stock Equivalents at a future determined price.

(c) Notwithstanding the foregoing, this Section 5.10 shall not apply in respect of an Exempted Security.

(d) Notwithstanding the foregoing, nothing in this Section 5.10 shall prevent the Company or a Subsidiary from issuing, transferring or selling securities issued by any Subsidiary.

5.11 Indemnification of the Investor.

(a) The Company will indemnify and hold the Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i) any material breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii) any material misrepresentation made by the Company in any Transaction Document;

(iii) any material omission to state any material fact necessary in order to make the statements made in any Transaction Document, in light of the circumstances under which they were made, not misleading;

(iv) any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not the Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above;

except, in the case of clauses (ii) and (iii) above, to the extent, but only to the extent, that such misrepresentation or omission is based upon information regarding the Investor furnished in writing to the Company by or on behalf of the Investor expressly for use therein or the Investor has omitted a material fact from such information or otherwise violated the 1933 Act or any state securities law or any rule or regulation thereunder.

(b) If any action shall be brought against the Investor Party in respect of which indemnity may be sought pursuant to this Agreement, the Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to the Investor Party under this Agreement (i) for any settlement by the Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor Party in this Agreement or in the other Transaction Documents.

(c) In addition to the indemnity contained herein, the Company will reimburse the Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(d) The provisions of this Section 5.12 shall survive the termination or expiration of this Agreement.

5.12 Registration Failure to Effectiveness Payments. If the Registration Statement is not declared effective by the Required Effective Registration Date, the Company shall issue and deliver to the Investor a number of shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between the Closing Date and the Required Effective Registration Date; for every thirty (30) days after the Required Effective Registration Date that the Registration Statement is not declared effective, the Company shall issue and deliver to the Investor a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period.

5.13 Registration Failure to File Payments. If the Registration Statement is not filed by the Required Filing Registration Date, the Company shall issue and deliver to the Investor a number of shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between the consummation of the Closing and the Required Filing Registration Date; for every thirty (30) days after the Required Filing Registration Date that the Registration Statement is not filed, the Company shall issue and deliver to the Investor a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period. Notwithstanding anything herein to the contrary, the aggregate number of shares of Common Stock issuable pursuant to this Section shall not exceed that number of shares of Common Stock equal to $1,500,000 divided by the lowest traded price of the Common Stock during the applicable measurement period. The parties agree that the shares issuable pursuant to this Section represent liquidated damages and not a penalty, and that the Investor’s actual damages would be difficult to calculate. Such liquidated damages shall be the Investor’s exclusive monetary remedy for a breach of the Company’s obligation to file the Registration Statement by the Required Filing Registration Date, but shall not affect the Investor’s right to pursue injunctive or other equitable relief or any other remedies available under this Agreement or the other Transaction Documents.

5.14 Set-Off.

(a) The Investor may, subject to the provisions of Section 2.4 hereof, set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b) The Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.14 (including varying the date for payment of any amount payable by the Investor to the Company).

5.15 Stockholder Approval Failure Payments. If the Initial Proxy is not filed by the Required Initial Proxy Date, the Company shall issue and deliver to the Investor a number of shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between the Closing Date and the Required Initial Proxy Date. For every thirty (30) days after the Required Stockholder Meeting Date that the Stockholder Meeting is not held, the Company shall issue and deliver to the Investor a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period.

5.16 Limitation on Penalty Share Issuances. Notwithstanding anything to the contrary in Sections 5.12, 5.13 or 5.15, to the extent the issuance of any shares of Common Stock pursuant to such Sections (such shares if issuable, the “Penalty Shares”), when aggregated with the other Investor Shares, would exceed the Exchange Cap, such shares shall not be issued until the Company has obtained Stockholder Approval.

5.17 Stockholder Approval Failure. If the Stockholder Approval is not obtained by the first Required Stockholder Meeting Date, the Company shall, during the period beginning on such date and continuing 360 days thereafter, cause an additional Stockholder Meeting to be held every sixty (60) days until the Stockholder Approval is obtained.

5.18 Most Favored Nations. From the date hereof until the Note is no longer outstanding or has been otherwise satisfied, upon any issuance by the Company of its securities for cash consideration (a “Subsequent Financing”), the Investor may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the Securities then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. The Company shall provide the Investor with notice of any such Subsequent Financing in the manner set forth below. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable to the investors therein than the terms provided for hereunder, then the Company shall specifically notify the Investor of such additional or more favorable terms and such terms, at Investor’s option, shall become a part of the Transaction Documents with the Investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing stock sale price, price per share, and warrant coverage. For purposes of illustration, if a Subsequent Financing were to occur whereby the Company sells and issues a convertible note with a conversion price that includes a discount to the market price of its Common Stock, the Investor will be entitled to receive the same convertible note on the exact same terms on a dollar for dollar basis via the exchange of the Securities the Investor holds on the date of the sale and issuance of the convertible note. This Section 5.18 shall not be applicable to offers, issuances, sales or other transactions related to Exempted Securities. For purposes of clarity, this Section 5.18 shall not apply to the securities of any Subsidiary. Additionally, if the Company enters into any subsequent financing with another individual or entity on terms that are more favorable than those provided to the Investor hereunder, the Transaction Documents shall automatically be amended to include such more favorable terms, so long as the Note remains outstanding.

5.19 Warrants. At the Closing, the Company shall issue to the Investor warrants to purchase a number of shares of Common Stock equal to (i) one hundred twenty-five percent (125%) of the Principal Amount of the Note divided by (ii) $3.00 (the “Warrants”). The Warrants shall be exercisable for a period of five (5) years from the date of issuance at an exercise price of $7.50 per share. The terms and conditions of the Warrants shall be set forth in a separate warrant agreement in form and substance mutually acceptable to the Company and the Investor.

5.20 Roll-Over Rights. The Investor shall have the right, at its sole election, to roll over any outstanding Principal Amount and accrued but unpaid interest and other amounts owing under the Note into any subsequent financing undertaken by the Company on the same terms and conditions as such subsequent financing.

6. CLOSING CONDITIONS.

6.1 Conditions Precedent to the Obligations of the Investor. The obligation of the Investor to fund its Note at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, or, as specified below, only at or before the Closing, of each of the following conditions:

(a) General Conditions Precedent.

(i) Required Documentation. Solely with respect to the Closing, the Company must have delivered to the Investor (i) copies of duly executed resolutions or consents of the directors, members or manager, as applicable, of such party, approving and consenting to such party’s execution, performance of its obligations under the applicable Transaction Documents and the transactions contemplated thereby, and (ii) copies of each Transaction Document, duly executed by the Company, or the Transfer Agent, as applicable;

(ii) Blanket Opinion Letter. The Company shall have delivered to the Investor a blanket opinion letter from the Company’s counsel, in form and substance reasonably satisfactory to the Investor, specific to the Common Stock issued pursuant to conversion of the Note and such other matters as required by the Investor.

(iii) Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby.

(iv) No Event(s) of Default. No Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby.

(v) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(vi) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(vii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(viii) Funds Flow Request. The Company shall have delivered to the Investor a flow of funds request, substantially in the form set out in Exhibit B.

(ix) Non-Public Information. The Company shall have disclosed all material, non-public information (if any) provided up to the Closing to the Investor by the Company or any of its officers, directors, employees or agents. In addition, upon the Closing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby, whether written or oral, between the Company, or any of its officers, directors, affiliates, employees or agents, on the one hand, and any of the Investor or any of their affiliates, on the other hand, shall terminate.

(x) Voting Support Agreements. The Company shall have delivered to the Investor executed Voting Support Agreements, substantially in the form attached hereto as Exhibit “C”, from such stockholders of the Company as required by the Investor, pursuant to which each such stockholder agrees, with respect to all shares of Common Stock and other voting securities of the Company now owned or hereafter acquired by such stockholder, to vote (or cause to be voted) all such shares and securities in favor of the transactions contemplated by the Transaction Documents (including, without limitation, the Stockholder Approval).

(b) Specific Closing Conditions. The closing conditions set forth in Section 2.2 relating to the applicable Closing Date shall be met.

6.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue a Note to the Investor at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Required Documentation. Such Investor must have delivered to the Company copies of each Transaction Document to which the Investor is a party, duly executed by the Investor;

(b) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(c) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing; and

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. EVENTS OF DEFAULT.

7.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a) an Event of Default under a Note;

(b) any of the representations or warranties made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on any Closing Date; or

(c) a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement, including those set forth in Section 5 in all material respects.

7.2 Investor Right to Investigate an Event of Default. If in the reasonable opinion of the Requisite Holders, an Event of Default has occurred, or is or may be continuing:

(a) the Requisite Holders may notify the Company that they wish to investigate such purported Event of Default;

(b) the Company shall cooperate with the Requisite Holders in such investigation;

(c) the Company shall comply with all reasonable requests made by the Requisite Holders to the Company in connection with any investigation by the Requisite Holders and shall (i) provide all information requested by the Requisite Holders in relation to the Event of Default to the Requisite Holders; provided that the Requisite Holders agree that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request; and

(d) the Company shall pay all reasonable costs incurred by the Requisite Holders in connection with any such investigation.

7.3 Remedies Upon an Event of Default.

(a) If an Event of Default occurs pursuant to Section 7.1(a), the Investor shall have such remedies as are set forth in their Note.

(b) If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied following written notice provided by the Requisite Holders to the Company within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Requisite Holders may declare, by written notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents to be immediately due and payable in immediately available funds and the Investor shall have no obligation to consummate any Closing under this Agreement or to accept the conversion of any Note into Conversion Shares.

(c) If any Event of Default occurs and is not remedied following written notice provided by the Requisite Holders to the Company within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Requisite Holders may, by written notice to the Company, terminate this Agreement effective as of the date set forth in the Requisite Holders’ notice.

8. TERMINATION.

8.1 Events of Termination. This Agreement:

(a) may be terminated:

(i) by the Requisite Holders on the occurrence or existence of a Securities Termination Event or a Change of Control;

(ii) by either the Company or the Requisite Holders, by written notice to the other party, effective immediately, if the applicable Closing has not occurred within thirty (30) Business Days of the date specified in Section 2.2 of this Agreement or such later date as the Company and the Requisite Holders agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(ii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the applicable Closing to occur; or

(iii) by the Requisite Holders, in accordance with Section 7.3(c).

(b) will automatically terminate, without further action by the parties, on the date that is twenty-four (24) months from the date of this Agreement; provided, that this Agreement shall not automatically terminate pursuant to this Section 8.1(b) for so long as any amounts remain outstanding under the Note or the Warrants remain outstanding.

8.2 Effect of Termination.

(a) Upon termination of this Agreement, no Investor will be required to fund any further amount after the date of termination of the Agreement, provided that termination will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to the Investor hereunder and which have not been repaid at the time of termination.

(b) Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

9. RESERVED

10. RIGHTS TO FUTURE STOCK ISSUANCES. Other than with respect to Exempted Securities, and subject to the terms and conditions of this Section 10 and applicable securities laws, if at any time during the period ending on the sooner of the date the Note is repaid in full, otherwise satisfied or eighteen (18) months after the Closing Date, the Company proposes to offer or sell any New Securities, the Company shall offer to the Investor the opportunity to participate in any such equity, equity-linked, or debt financing. If accepted by the Investor, the Investor shall be afforded the opportunity to purchase all or any portion of such New Securities, in the Investor’s sole discretion (such amount, the “Offered Securities”). The Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate among itself and its Affiliates. This right shall not be applicable to an underwritten public offering, provided that all outstanding Indebtedness has been repaid in full.

10.1 The Company shall give notice no fewer than three (3) Business Days in advance of the proposed date of the sale of New Securities (the “Information Notice”) to the Requisite Holders and the Investor, requesting if such Requisite Holders and Investor would desire to receive further information regarding the proposed sale. In the event that the Investor does not affirmatively respond to the Information Notice within two (2) Business Days of receipt thereof, the Company may proceed with the sale; provided that obligations and rights set forth in this Section 10 shall not be in force and effective for a period with respect to any non-affirming Investor for a period of 45 days following the delivery of the Information Notice; provided, further that the obligations and rights set forth in this Section 10 shall automatically renew following the expiration of such period. If the Investor affirmatively responds to the Information Notice, such sale shall be subject to the obligations and rights set forth in this Section 10.

10.2 The Company shall give notice no fewer than two (2) Business Days following receipt of an affirmative response to the Information Notice (the “Offer Notice”) to the Requisite Holders and the Investor, stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the price and terms, if any, upon which it proposes to offer such New Securities.

10.3 By notification to the Company within five (5) days after the Offer Notice is given, the Requisite Holders and the Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to their Pro Rata Portion of the Offered Securities. “Pro Rata Portion” means the ratio of (x) Securities purchased by the Investor participating under this Section 10.3 and (y) the sum of the aggregate Securities purchased by the Investor participating under this 10.3. The closing of any sale pursuant to this Section 10.3 shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 10.4.

10.4 The Company may, during the ninety (90) day period following the expiration of the period provided in Section 10.3, offer and sell the remaining portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance with this Section 10.

10.5 The right of first offer in this Section shall not be applicable to offers, issuances, sales or other transactions related to Exempted Securities, or any New Securities registered for sale under the 1933 Act.

11. GENERAL PROVISIONS.

11.1 Fees and Expenses. The Company shall reimburse the Investor for actual and reasonably documented due diligence, travel and legal fees and expenses related to the preparation and negotiation of the Transaction Documents and disbursements of its counsel, it being understood that the Investor’s counsel has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. In the event that this Agreement is terminated prior to the occurrence of the Closing, the Company shall reimburse the Investor for all actual and reasonably documented due diligence and legal fees and expenses. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Note.

11.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800

Rutherford, NJ 07070

Attn: Erik Emerson

E-mail: erik@lokahithera.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

301 Hillsborough Street, Suite 1400

Raleigh, NC 27603

Attn: David Mannheim

E-mail: david.mannheim@nelsonmullins.com

If to an Investor, to the address set forth on such Investor’s signature page hereto,

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

11.5 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, any state court sitting in the State of Delaware or, if no state court sitting in the State of Delaware has jurisdiction, the United States District Court for the District of Delaware). The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

11.6 WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

11.7 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

11.8 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

11.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Requisite Holders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.10 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

11.11 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Requisite Holders. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

11.12 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.13 Counterparts. This Agreement may be executed in identical counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

11.14 Specific Performance. Each of the Company and the Investor acknowledges that monetary damages alone would not be adequate compensation to the other parties hereto for a breach of this Agreement and the Company or the Requisite Holders may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company or the Investor fails to comply or threatens not to comply with this Agreement or (b) on the one hand, the Company has reason to believe that the Investor will not comply with this Agreement or, on the other hand, the Requisite Holders have reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

[COMPANY SIGNATURE PAGE – SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

GLUCOTRACK, INC.

By:
Name:
Title:	Chief Executive Officer

[INVESTOR SIGNATURE PAGE - SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Investor:

Address for Delivery of Securities to Investor (if not same as address for notice):

Funding Amount:

Principal amount of Note:

EIN Number:

EXHIBIT A

FORM OF NOTE

[See attached]

EXHIBIT B

FLOW OF FUNDS REQUEST

Glucotrack, Inc.– Securities Purchase Agreement – Flow of Funds Request

In connection with the Securities Purchase Agreement, dated [________], 2026 (the “Agreement”) between Glucotrack, Inc. (the “Company”) and the investors named therein (the “Investors”), the Company irrevocably authorizes the Investor to distribute such funds as set out below, in the manner set out below, at the Closing.

Capitalized terms used but not otherwise defined in this letter will have the meaning given to such terms in the Agreement.

Item	Amount
Closing	$
$
Total	$

Please transfer the net amount of US $________due at the Closing, to the following bank account:

Bank ID type:

Bank ID:

Bank Name:

Bank Address 1:

Bank Address 2:

Recipient Account (if appropriate enter the IBAN):

Recipient name:

Recipient Address 1:

Recipient Address 2:

Yours sincerely,

GLUCOTRACK, INC.

By:
Name:
Title:	Chief Executive Officer

EXHIBIT C

FORM OF VOTING SUPPORT AGREEMENT

[See attached]